Filed Pursuant to 424(b)(3)

Registration No. 333-294960

PROSPECTUS

Up to $4,993,570,615.16

Common Stock

We have previously entered into a Sales Agreement, dated August 26, 2025, with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (each an “Agent” and collectively, the “Agents”) (the “Sales Agreement”) relating to shares of our Common Stock, $0.001 par value per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $5,000,000,000 to or through the Agents, acting as principal and/or the designated sales agent, pursuant to this prospectus. As of the date of this prospectus, we have sold $6,429,384.84 under the ATM Program. We are registering the offer and sale of up to $4,993,570,615.16 that has not been sold under the ATM Program.

Sales of our Common Stock, if any, under this prospectus may be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through The Nasdaq Global Market (“Nasdaq”) or any other existing trading market for our Common Stock, or by any method permitted by law. Subject to the terms of the Sales Agreement, each Agent is not required to sell any specific number or dollar amounts of our Common Stock but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell all of the Common Stock so designated by us (if acting as our sales agent) on the terms and subject to the conditions of the Sales Agreement. There is no current arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 2.0% of the gross proceeds from each sale of our Common Stock. In connection with the sales of our Common Stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to each Agent against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Common Stock is listed on Nasdaq under the symbol “NAKA.” On April 16, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.2465 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

TD Securities	Cantor	B. Riley Securities, Inc	Benchmark, a StoneX Company	Canaccord Genuity

Cohen & Company Capital Markets	Craig-Hallum	Needham & Company	Yorkville Securities

The date of this prospectus is April 23, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this prospectus, we may from time to time sell shares of our Common Stock having an aggregate offering price of up to $4,993,570,615.16 at prices and on terms to be determined by market conditions at the time of the offering. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Agent have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, in this prospectus, the terms “Nakamoto,” “the Company,” “we,” “us” and “our” refer to Nakamoto Inc. (formerly known as Kindly MD, Inc.) and its consolidated subsidiaries, including Nakamoto Holdings, Inc., BTC Inc. and UTXO Management GP, LLC, among others (except where it is clear from the context that the term means only the issuer, Nakamoto Inc.).

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document.

Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the Commission are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website or via the SEC’s EDGAR database. In addition, you can find more information about us on our website at www.nakamoto.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These statements are only predictions. You should not place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties, many of which are beyond our control, or currently unknown to us. Our assumptions may turn out to be inaccurate and actual events or results may differ materially from our expectation or projections. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	Our ability to raise capital is necessary to sustain our anticipated operations and implement our business plan;

●	Our ability to implement our business plan;

●	Our ability to generate sufficient cash to survive;

●	The degree and nature of our competition;

●	The general volatility of the capital markets and the establishment of a market for our shares;

●	The potential impact of any future prolonged government shutdown;

●	Disruptions in the U.S. and global economic, financial and geopolitical conditions, including the lingering effects of terrorism and threats of terrorist attacks, armed conflicts;

●	The price and volatility of Bitcoin;

●	Our ability to implement our Bitcoin treasury strategy and its effects on our business; and

●	Other risks detailed in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” section beginning on page 9 of this prospectus and in our most recent Annual Report on Form 10-K and any updates in our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

Nakamoto Inc., a Delaware corporation, is a Bitcoin company building a global portfolio of Bitcoin-native companies. We plan to grow our Bitcoin holdings through disciplined accumulation and to leverage our treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more.

We were formed in 2019 as a healthcare and healthcare data company. On August 14, 2025, we acquired a privately held Bitcoin treasury company through a reverse merger and began our Bitcoin treasury and investment strategy. We hold all of our Bitcoin in custody at U.S.-based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security.

On May 12, 2025, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Kindly Holdco Corp., and Nakamoto Holdings, Inc. (“Nakamoto”), to merge Nakamoto into Merger Sub, with Nakamoto surviving as a wholly owned subsidiary of the Company (the “August 2025 Merger”). The consideration for the August 2025 Merger consisted of approximately 22.3 million shares of Common Stock. In connection with the August 2025 Merger, we also entered into private placement subscription agreements (the “PIPE Transactions”), with gross proceeds of approximately $540.0 million. Net proceeds from the PIPE Transactions are intended to be used to acquire bitcoin, implement our bitcoin treasury strategy (the “Bitcoin Treasury Strategy”), and for working capital and general corporate purposes. On May 12, 2025, we also agreed to issue convertible notes in the principal amount of $200.0 million to YA II PN, Ltd. (the “Debt Financing”). The August 2025 Merger and PIPE Transactions closed on August 14, 2025, and the Debt Financing closed on August 15, 2025.

On August 26, 2025, we entered into a Sales Agreement with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, Craig-Hallum Capital Group LLC, Needham & Company, LLC, and Yorkville Securities, LLC (the “Agents”) (the “Sales Agreement”), pursuant to which we may offer and sell shares of our Common Stock having an aggregate offering price of up to $5 billion from time to time through the Agents, acting as our sales agents (the “ATM Program”).

On February 20, 2026, we acquired BTC Inc, the leading provider of Bitcoin-related media and events, and UTXO Management GP, LLC (“UTXO”), an investment firm focused on private and public Bitcoin companies. Through BTC Inc we operate one of the largest global media platforms for Bitcoin, anchored by the globally recognized Bitcoin Conference. UTXO is the first investment in our financial and asset management services division.

Business Segments

We have two principal business segments: Bitcoin Operations and Healthcare Operations.

1.	Bitcoin Operations

A core component of our business strategy is the acquisition and long-term holding of Bitcoin as a treasury reserve asset. We believe Bitcoin is an attractive asset because it can serve as a store of value supported by a robust and public open-source architecture that is untethered to sovereign monetary policy, it offers the potential to serve as a hedge against inflation given its fixed supply, and the Bitcoin network provides the infrastructure and opportunity for the development of financial and technological innovations. As of December 31, 2025, we held approximately 5,342 Bitcoin valued at $467.5 million.

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We view our Bitcoin holdings as long-term holdings and expect to continue to accumulate Bitcoin in the future. We also intend to pursue strategies to create income streams or otherwise generate funds using our Bitcoin holdings. Our Bitcoin operations strategy also includes making minority investments into other Bitcoin-native companies.

Our acquisitions of Bitcoin are conducted through U.S.-based, institutional-grade custodians and reputable third-party exchanges. Our process for purchasing Bitcoin involves due diligence on counterparties, execution through regulated exchanges or over-the-counter desks, and careful consideration of transaction costs.

2.	Healthcare Operations

Kindly LLC (“KindlyMD”), a Utah Limited Liability Company, is a patient-first healthcare company providing value-based care and patient-centered medical services. KindlyMD leverages data analysis and focused integration of mental healthcare to deliver evidence-based, personalized solutions to reduce opioid use and improve health outcomes.

KindlyMD’s value proposition is to provide a patient-focused healthcare experience that integrates traditional medical evaluation and management with mental health integration and compliant alternative medicine education. KindlyMD focuses on creating personalized care plans that help patients return to work and life faster, reduce opioid use, and achieve high patient satisfaction.

KindlyMD’s specialty outpatient clinical services are reimbursed by Medicare, Medicaid, and commercial insurance contracts, and are also offered on a fee-for-service basis. Services include outpatient and telemedicine evaluations and management of pain, functional medicine, cognitive behavioral therapy, recovery support services, overdose education efforts, peer support, limited urgent care, preventative medicine, medically managed weight loss, and hormone therapy.

KindlyMD currently earns revenue through (i) patient care services related to medical evaluation and treatment, (ii) service affiliate agreements, and (iii) product retail sales. Retail product offerings may include products that contain CBD, while maintaining tetrahydrocannabinol (“THC”) amounts within the limits set in the 2018 Farm Bill, as amended, including amendments made by the 2025 Continuing Resolution and Appropriation Package (H.R. 5371).

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 2 of this prospectus.

Recent Developments

Convertible Notes Redemption

On September 30, 2025, we repaid in full our outstanding Secured Convertible Debenture issued to YA II PN, Ltd. In connection with the repayment, the Debenture Purchase Agreement and Security Documents (as defined in the Debenture Purchase Agreement) were terminated (other than specified indemnification provisions), and the Registration Rights Agreement between the Company and YA II PN, Ltd. dated August 15, 2025 is no longer in effect. As a result, no shares are issuable upon conversion of the debenture.

Change in State of Incorporation

On December 17, 2025, we completed a change in our state of incorporation from Utah to Delaware by filing a Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with the reincorporation, our corporate affairs became subject to the Delaware General Corporation Law, and the rights of stockholders are now governed by Delaware law and our Certificate of Incorporation and Bylaws, as adopted in connection with the reincorporation. The reincorporation did not result in any change in the Company’s business, management, fiscal year, assets or liabilities.

Name Change

On January 21, 2026, we changed our corporate name from Kindly MD, Inc. to Nakamoto Inc. The name change did not affect our capital structure or the rights of holders of our securities, and no action was required by our stockholders. Unless otherwise indicated, references in this prospectus to “Nakamoto Inc.” prior to January 21, 2026 mean “Kindly MD, Inc.”

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Completion of Mergers with BTC Inc. and UTXO Management GP, LLC

On February 20, 2026, we completed our previously announced acquisitions of BTC Inc., a Delaware corporation (“BTC Inc”), and UTXO Management GP, LLC, a Tennessee limited liability company (“UTXO”), pursuant to the Agreement and Plan of Merger with BTC Inc (the “BTC Merger Agreement”) and the Agreement and Plan of Merger with UTXO (the “UTXO Merger Agreement” and together with the BTC Merger Agreement, the “Merger Agreements”), each dated as of February 16, 2026.

Pursuant to the BTC Merger Agreement, BTC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Nakamoto, merged with and into BTC Inc, with BTC Inc surviving the merger as a wholly-owned subsidiary of Nakamoto (the “BTC Merger”). At the closing of the BTC Merger, all issued and outstanding shares of Common Stock and preferred stock of BTC Inc were converted into the right to receive 259,886,237 shares of our Common Stock, par value $0.001 per share (“Common Stock”), and we reserved 78,427,012 shares of Common Stock for issuance in connection with fully-vested BTC Inc stock options assumed by us. Based on the closing price of our Common Stock of $0.248 on February 19, 2026 (the day prior to the closing of the BTC Merger), the aggregate value of the shares of Common Stock issued or issuable as consideration for the BTC Merger, net of aggregate strike prices for the assumed stock options, was approximately $75,065,352. Pursuant to the BTC Merger Agreement, 24,835,418 shares of Common Stock were withheld from the BTC Inc consideration to support post-closing adjustments and indemnification obligations.

As of the closing of the BTC Merger, each BTC Inc stock option that was outstanding immediately prior to the closing, whether or not then vested or exercisable, was assumed by us, accelerated, fully-vested and automatically converted into an option to acquire shares of our Common Stock based on an exchange ratio of approximately 137.

Contemporaneously with the BTC Merger, UTXO GP Merger Sub, LLC, a Tennessee limited liability company and a wholly-owned subsidiary of Nakamoto, merged with and into UTXO, with UTXO surviving the merger as a wholly-owned subsidiary of Nakamoto (the “UTXO Merger” and together with the BTC Merger, the “February 2026 Mergers”). At the closing of the UTXO Merger, all issued and outstanding equity interests of UTXO were converted into the right to receive 26,481,860 shares of our Common Stock. Based on the closing price of our Common Stock of $0.248 on February 19, 2026 (the day prior to the closing of the UTXO Merger), the value of the UTXO consideration was approximately $6,567,501. Pursuant to the UTXO Merger Agreement, 2,648,186 shares of Common Stock were withheld from the UTXO consideration to support post-closing adjustments and indemnification obligations.

In connection with the February 2026 Mergers, certain equityholders of BTC Inc and UTXO entered into lock-up agreements with us. Under these lock-up agreements, such holders agreed that (i) during the six-month period following closing of the February 2026 Mergers, they will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, or engage in any hedging or derivative transactions with respect to, 50% of the shares of Common Stock received in the applicable February 2026 Merger, and (ii) during the twelve-month period following closing, they will be subject to the foregoing restrictions with respect to the remaining 50% of such securities, in each case subject to customary permitted transfers.

As of February 25, 2026, there were approximately 683,451,950 shares of our Common Stock issued and outstanding, and approximately 890,148,039 shares outstanding on a fully diluted basis (assuming the exercise, conversion or issuance of all outstanding options, warrants, holdback shares, shares to be issued upon delivery of letters of transmittal by BTC Inc stockholders and restricted stock units).

The shares of Common Stock issued as consideration for the February 2026 Mergers were issued pursuant to exemptions from registration under the Securities Act, including those provided by Section 4(a)(2) of the Securities Act.

Amendment to Master Loan Agreement

On January 30, 2026, through our wholly owned subsidiary, Nakamoto Holdings, Inc. (“Nakamoto Holdings”), we entered into the First Amendment to the Master Loan Agreement (the “MLA Amendment”), which amends the Master Loan Agreement, dated as of December 3, 2025, by and between Nakamoto Holdings and Payward Interactive, Inc. (the “Lender”). The MLA Amendment amends the Master Loan Agreement to permit the funding of a designated trading wallet maintained at the Lender (the “Trading Wallet”) and to clarify that the Trading Wallet shall serve as collateral for both the obligations under the Master Loan Agreement and obligations (if any) resulting from trading activity conducted through such wallet.

Our Corporate Information

Our principal executive offices are located at 300 10th Ave South, Nashville, TN 37203, and our telephone number is (615) 676 8668. Our website is www.nakamoto.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Common Stock is listed with, and trades on, Nasdaq under the ticker symbol “NAKA.” Our tradeable warrants to purchase Common Stock are quoted on the OTC Pink Market under the ticker symbol “NAKAW.”

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THE OFFERING

Issuer	Nakamoto Inc., a Delaware corporation.

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $4,993,570,615.16.

Common Stock to be outstanding following this offering

23,522,988,601 shares of Common Stock, assuming (i) the sale of $4,993,570,615.16 shares of our Common Stock in this offering at an assumed offering price of $0.2187 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 6, 2026 and (ii) a total of 690,018,254 shares of Common Stock outstanding as of April 6, 2026. The actual number of shares of our Common Stock issued will vary depending on how many shares of our Common Stock we choose to sell and the sale prices at which such sales occur. Until we amend our Certificate of Incorporation to increase the authorized shares of common stock, we would only be able to issue under the Sales Agreement that number of shares, which, when added together with all outstanding shares and all shares reserved for issuance pursuant to outstanding preferred shares, options and warrants, would not exceed 10,000,000,000 shares.

Plan of Distribution	Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act to or through the Agents, acting as the principal and/or the designated sales agent. The Agents will use commercially reasonable efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with their normal trading and sales practices. See “Plan of Distribution” beginning on page 14 of this prospectus.

Use of Proceeds	We may use the net proceeds from the sale of shares of our Common Stock, if any, for general corporate purposes, which include, among other things, pursuit of the Bitcoin Treasury Strategy, working capital, funding of acquisitions of businesses, assets or technologies, capital expenditures, and/or investing in existing and future projects. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. See “Use of Proceeds” beginning on page 11 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq Global Market symbol	Our Common Stock is listed on Nasdaq under the symbol “NAKA”.

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 690,018,254 shares of our Common Stock outstanding as of April 6, 2026, and excludes, in each case, as of April 6, 2026:

●	78,714,278 shares of our Common Stock issuable upon exercise of outstanding stock options;

●	17,636,822 shares of our Common Stock issuable upon vesting of outstanding restricted stock units;

●	61,704,975 shares issuable upon exercise of outstanding pre-funded warrants;

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●	384,936 shares issuable upon exercise of outstanding tradable warrants;

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101,783 shares issuable upon exercise of all outstanding non-tradable warrants;

27,483,604 shares issuable upon the expiration of the holdback periods contemplated by (i) that certain Agreement and Plan of Merger (the “BTC Merger Agreement”) with BTC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Nakamoto, BTC Inc., a Delaware corporation (“BTC”), and the stockholder representative party thereto and (b) that certain Agreement and Plan of Merger by and among Nakamoto, UTXO GP Merger Sub, LLC, a Tennessee limited liability company and a wholly-owned subsidiary of Nakamoto, UTXO Management GP, LLC, a Tennessee limited liability company, David Bailey, in his individual capacity, Tyler Evans, in his individual capacity, and the equityholder representative party thereto.

●	16,678,652 shares issuable upon delivery of letters of transmittal from BTC stockholders pursuant to the BTC Merger Agreement.

●	40,872,722 shares reserved for issuance under our 2025 Stock and Incentive Plan; and

●	436,719 shares reserved for issuance under our 2022 Stock and Incentive Plan.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to only disclose two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company,” meaning that the market value of our shares held by nonaffiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million as of the last business day of the most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as may be supplemented or updated in our quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K.

Risks Related to this Offering and Our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds” beginning on page 11 of this prospectus.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 22,832,970,347 shares of our Common Stock are sold pursuant to this prospectus at a price of $0.2187 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 6, 2026, for aggregate gross proceeds of $4,993,570,615.16 before deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.9079 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering, the assumed offering price and estimated offering related expenses.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares of our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

9

We plan to sell shares of our Common Stock in “at the market offerings,” and investors who purchase shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices and numbers of shares of our Common Stock sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and those disclosed under “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Agents to sell shares of our Common Stock at any time throughout the term of the Sales Agreement. The number of shares that are sold to or through the Agents after our instruction will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with the Agents in any instruction to sell shares, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, for general corporate purposes, which includes, among other things, pursuit of the Bitcoin Treasury Strategy, the price of which has been, and will likely continue to be, highly volatile.

We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, for general corporate purposes, which includes, among other things, pursuit of the Bitcoin Treasury Strategy. The price of bitcoin has historically been, and is expected to continue to be, highly volatile and subject to significant fluctuations over short periods of time. As a result, the value of our bitcoin holdings could decrease substantially after we purchase it, which could have a material adverse effect on our financial condition and results of operations. Factors contributing to bitcoin’s volatility include, but are not limited to, changes in market sentiment, regulatory developments, technological advancements, security breaches, and macroeconomic trends. There can be no assurance that the value of bitcoin will not decline or that we will be able to liquidate our bitcoin holdings at favorable prices, if at all. Consequently, investors in this offering may be exposed to the risk of significant losses due to the unpredictable nature of bitcoin’s price movements.

10

USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $4,993,570,615.16. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the Sales Agreement with the Agents as a source of financing.

We currently intend to use the net proceeds, from the sale of our Common Stock offered by this prospectus, if any, together with our existing cash and cash equivalents, for general corporate purposes, including, among other things:

●	pursuit of the Bitcoin Treasury Strategy;

●	working capital;

●	funding of acquisitions of businesses, assets or technologies;

●	capital expenditures; and/or

●	investment in existing and future projects.

We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. Net proceeds may be temporarily invested prior to use.

11

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock after this offering. As of December 31, 2025, our pro forma net tangible book value was $511,124,590, or $1.1429 per share of Common Stock. Net tangible book value per share is determined by dividing our total tangible assets (assets less goodwill and intangibles), less total liabilities, by the number of shares of our Common Stock outstanding as of December 31, 2025.

The pro forma net tangible book value and pro forma outstanding Common Stock as of December 31, 2025 includes the following:

●	our actual net tangible book value and shares of outstanding Common Stock as of December 31, 2025, as reported in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with SEC on March 30, 2026;

●	the issuance of 10,000,000 shares of Common Stock upon exercise pre-funded warrants;

●	the repurchase of 327,901 shares of Common Stock at an average price per share of $0.37; and

●	the cancellation of 406,013 shares of Common Stock.

After giving effect to the sale by us of shares of our Common Stock in the aggregate amount of $4,993,570,615.16 in this offering at an assumed offering price of $0.2187 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 6, 2026, and after deducting estimated commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been approximately $5,472,236,996, or $0.2351 per share of Common Stock. This amount represents (i) for existing stockholders, an immediate decrease in net tangible book value of $0.9079 per share of our Common Stock and (ii) for purchasers in this offering, an immediate accretion of $0.0164 per share of our Common Stock. The following table illustrates the dilution to our existing stockholders and accretion to purchasers in this offering:

Assumed public offering price per share of our Common Stock		$0.2187
Pro forma net tangible book value per share of our Common Stock as of December 31, 2025	$1.1429
Decrease in pro forma net tangible book value per share of our Common Stock attributable to new investors (the dilution of pro forma tangible book value per share of Common Stock to existing stockholders)	$0.9079
Pro forma as adjusted net tangible book value per share of our Common Stock, after giving effect to this offering		$0.2351
Accretion per share of our Common Stock to new investors purchasing our Common Stock in this offering		$0.0164

The table above assumes, for illustrative purposes, that an aggregate of 22,832,970,347 shares of our Common Stock are sold at a price of $0.2187 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 6, 2026, for aggregate gross proceeds of $4,993,570,615.16.

The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices.

An increase of $0.10 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $0.2187 per share shown in the table above to $0.3187, assuming all of the shares of our Common Stock in the aggregate amount of $4,993,570,615.16 during the term of the Sales Agreement are sold at that price, (i) would, for existing stockholders, result in an immediate decrease in our pro forma as adjusted net tangible book value of $0.8034 per share of our Common Stock rather than $0.9079 per share of our Common Stock and (ii) would, for purchasers in this offering, result in an immediate accretion of $0.0209 per share of our Common Stock rather than $0.0164 per share of our Common Stock.

12

A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.2187 per share shown in the table above to $0.1287, assuming all of the shares of our Common Stock in the aggregate amount of $4,993,570,615.16 during the term of the Sales Agreement are sold at that price, (i) would, for existing stockholders, result in an immediate decrease in our pro forma as adjusted net tangible book value of $1.0142 per share of our Common Stock rather than $0.9079 per share of our Common Stock and (ii) would, for purchasers in this offering, result in an immediate accretion of $0.0100 per share of our Common Stock rather than $0.0164 per share of our Common Stock.

The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 23,522,988,601 shares of our Common Stock. Issuing 22,832,970,347 shares would cause us to exceed our authorized common shares. Until we amend our amended certificate of incorporation (“Certificate of Incorporation”) to increase the authorized shares of common stock, we would only be able to issue under the sales agreement with the Sales Agents that number of shares, which, when added together with all outstanding shares and all shares reserved for issuance pursuant to outstanding preferred shares, options and warrants would not exceed 10,000,000,000 shares. Any such amendment of our Certificate of Incorporation to increase the authorized shares of common stock would require the approval of a majority of the shares of common stock outstanding and entitled to vote at the meeting held for such vote.

This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Common Stock sold in this offering.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

13

PLAN OF DISTRIBUTION

We have previously entered into a sales agreement with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (each an “Agent” and collectively, the “Agents”) (the “Sales Agreement”), under which we may offer and sell our Common Stock from time to time through the Agents, acting as our agent and/or principal. The amount offered under this prospectus is in addition to the $6,429,384.84 previously sold under the ATM Agreement pursuant to our automatic shelf registration statement on Form S-3ASR (File No. 333-289868) filed with the Commission on August 26, 2025, as amended by post-effective amendment No. 1 to the registration statement filed with the Commission on March 30, 2026. Pursuant to this prospectus, we may offer and sell up to an aggregate of $4,993,570,615.16 of our Common Stock. Sales of our Common Stock, if any, will be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act including without limitation sales made through Nasdaq or on any other existing trading market for our Common Stock, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Securities.

The Agents will offer our Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Agents. We will designate the maximum amount of Common Stock to be sold through the Agents on a daily basis or otherwise determine such maximum amount together with the Agents. Subject to the terms and conditions of the Sales Agreement, each Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us. We may instruct the Agents not to sell Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Agents or we may suspend the offering of our Common Stock being made through the Agents under the Sales Agreement upon proper notice to the other party. The Agents and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to the Agents will be an amount up to 2.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse the Agents up to $150,000 of the Agents’ actual outside legal expenses incurred by the Agents in connection with this offering and certain ongoing legal expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agents under the Sales Agreement, will be approximately $1,191,312.10.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

Each Agent will provide written confirmation to us by 10:00 p.m., New York City time, on each day in which Common Stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Common Stock sold through it as sales agent on that day, the volume-weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us in connection with the sales of Common Stock.

We will report at least quarterly the number of shares of Common Stock sold through the Agents under the Sales Agreement and the net proceeds to us.

Settlement for sales of Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Common Stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act. The Agents, when acting as our sales agent pursuant to the Sales Agreement will not engage in any transactions that stabilize our Common Stock.

Our Common Stock is listed on Nasdaq and trades under the symbol “NAKA.” The transfer agent of our Common Stock is VStock Transfer, LLC.

The Agents and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

On May 12, 2025, we entered into a Secured Convertible Debenture Purchase Agreement (the “Debenture Purchase Agreement”) with YA II PN, Ltd., which is managed by Yorkville Advisors Global, LP, an affiliate of Yorkville Securities, LLC, pursuant to which we agreed to issue and sell a secured convertible debenture (the “Convertible Debenture”) in the principal amount of $200.0 million to YA II PN, Ltd. (the “Convertible Debt Transaction”). The Convertible Debt Transaction closed on August 15, 2025. We also issued 3.0 million unregistered shares of our Common Stock to YA II PN, Ltd. in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act. Additionally, YA II PN, Ltd. purchased 14,246,002 shares of our Common Stock in the PIPE Transaction.

On September 30, 2025, we repaid in full our outstanding Convertible Debenture issued to YA II PN, Ltd. In connection with the repayment, the Debenture Purchase Agreement and Security Documents (as defined in the Debenture Purchase Agreement) were terminated (other than specified indemnification provisions), and the Registration Rights Agreement between the Company and YA II PN, Ltd. dated August 15, 2025 is no longer in effect. As a result, no shares were issuable under the Convertible Debenture.

We issued 11,624,050 shares of our Common Stock to Cohen & Company Securities, LLC as payment for the advisory services provided in connection with the August 2025 Merger, PIPE Transactions and Convertible Debt Transaction.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Reed Smith LLP. The Agents are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

Our independent registered public accounting firm, Sadler, Gibb & Associates, LLC., audited our consolidated financial statements for the years ended December 31, 2025 and 2024, respectively. We have incorporated by reference our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Sadler, Gibb & Associates, LLC., given their authority as experts in accounting and auditing.

The independent registered public accounting firm of Nakamoto Holdings, Wolf & Company, P.C., audited the financial statements of Nakamoto Holdings for the period from March 6, 2025 (inception) to April 30, 2025. We have incorporated by reference the consolidated financial statements of Nakamoto Holdings in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

The independent registered public accounting firm of BTC Inc., and subsidiaries (collectively, “BTC Inc”), Wolf & Company, P.C., audited the consolidated financial statements of BTC Inc for the years ended December 31, 2025 and 2024, respectively. We have incorporated by reference the consolidated financial statements of BTC Inc in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

The independent registered public accounting firm of UTXO Management GP, LLC (“UTXO”), Wolf & Company, P.C., audited the financial statements of UTXO for the years ended December 31, 2025 and 2024, respectively. We have incorporated by reference the financial statements of UTXO in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

The following documents previously filed with the SEC (other than information furnished and not filed under applicable SEC rules) are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026; and

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 2, 2026, February 17, 2026, February 19, 2026 and February 26, 2026 to the extent the information in such report is filed and not furnished and our Current Reports on Form 8-K/A filed with the SEC on August 26, 2025 and April 7, 2026; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 13, 2024, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 30, 2026, and including any amendments and reports filed for the purpose of updating such description, including any subsequent filings updating the description as contemplated by Item 202 of Regulation S-K.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the Registration Statement of which this prospectus forms a part and prior to the effectiveness of such Registration Statement, also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as modified or superseded.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (615) 676 8668 or by writing to us at the following address:

Nakamoto Inc.

300 10th Ave South

Nashville, TN 37203

Attn: Teresa Gendron, Chief Financial Officer and Treasurer

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Up to $4,993,570,615.16

Common Stock

PROSPECTUS

TD Securities	Cantor	B. Riley Securities, Inc	Benchmark, a StoneX Company	Canaccord Genuity

Cohen & Company Capital Markets	Craig-Hallum	Needham & Company	Yorkville Securities

April 23, 2026